Exhibit 5.1

525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel 312.902.1061 fax www.kattenlaw.com

June 22, 2021
Capstone Green Energy Corporation
16640 Stagg Street

Van Nuys, California 91406

Re:      Capstone Green Energy Corporation
            Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Capstone Green Energy Corporation, a Delaware corporation (the “Company”), in connection with the offering of 2,190,477 shares (the “Shares”) of the Company’s common stock, $0.001 par value, of the Company (“Common Stock”), and associated Series B Junior Participating Preferred Stock Purchase Rights (the “Rights”) attached to the Common Stock, to be issued pursuant to the Rights Agreement between the Company and Broadridge Financial Solutions, Inc., as rights agent, dated as of May 6, 2019 (the “Rights Agreement”), in accordance with the Amended and Restated Underwriting Agreement between the Company and H.C. Wainwright & Co. LLC, as underwriter (the “Underwriter”), dated as of June 17, 2021 (the “Underwriting Agreement”), pursuant to a prospectus supplement, dated June 17, 2021, and the accompanying base prospectus (together, the “Prospectus”) that form a part of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), as filed by the Company on March 22, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, as currently in effect, (iv) the Company’s Fifth Amended and Restated Bylaws, as currently in effect, (v) the Rights Agreement, as currently in effect, (vi) records of proceedings and actions of the Company’s Board of Directors (the “Board of Directors”) relating to the Registration Statement, the Underwriting Agreement and related matters and (vii) the Underwriting Agreement.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY       CHARLOTTE       CHICAGO       DALLAS       HOUSTON       LOS ANGELES

NEW YORK       ORANGE COUNTY       SHANGHAI       WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

Based upon and subject to the foregoing, it is our opinion that (i) the Shares and the associated Rights have been duly authorized for issuance, and (ii) when issued and delivered in accordance with the Underwriting Agreement against payment of consideration as contemplated therein, (a) the Shares and the associated Rights (so long as they have not expired or been redeemed or terminated prior thereto) will be validly issued and (b) the Shares will be fully paid and non-assessable.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, which forms a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

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